       AFCO AGGREGATE RECEIVABLES BALANCE BY AMOUNT - IDENTIFIED PORTFOLIO
                             AS OF JANUARY 31, 2001

AGGREGATE RECEIVABLES BALANCE            NUMBER OF ACCTS           PERCENT OF                  AGGREGATE              PERCENT OF
                                                                    NUMBER OF                RECEIVABLES               AGGREGATE
                                                                        ACCTS                    BALANCE             RECEIVABLES
                                                                                                                         BALANCE
 1.       5,000  or less                          15,856               61.10%             $26,948,363.66                   4.69%

 2.       5,000 -    10,000                        3,518               13.56%             $25,001,913.32                   4.35%

 3.      10,000 -    25,000                        3,174               12.23%             $50,036,308.51                   8.70%

 4.      25,000 -    50,000                        1,527                5.88%             $53,646,651.07                   9.33%

 5.      50,000 -    75,000                          584                2.25%             $35,613,886.12                   6.20%

 6.      75,000 -   100,000                          336                1.29%             $29,113,215.22                   5.06%

 7.     100,000 -   250,000                          588                2.27%             $90,579,448.04                  15.76%

 8.     250,000 -   500,000                          195                0.75%             $66,560,515.72                  11.58%

 9.     500,000 - 1,000,000                          114                0.44%             $78,313,697.39                  13.62%

10.   1,000,000 - 5,000,000                           54                0.21%             $97,081,238.98                  16.89%

11.          Over 5,000,000                            4                0.02%             $21,950,167.17                   3.82%


Total:                                            25,950                                 $574,845,405.20 (1)

(1)  Includes $724,020.80 of loan commitments

         AFCO COMPOSITION OF RECEIVABLES BY REMAINING INSTALLMENT TERM -
                              IDENTIFIED PORTFOLIO
                             AS OF JANUARY 31, 2001


REMAINING INSTALLMENT TERM         NUMBER OF ACCTS                    PERCENT                     AGGREGATE           PERCENT OF
                                                                 OF NUMBER OF                   RECEIVABLES            AGGREGATE
                                                                        ACCTS                       BALANCE          RECEIVABLES
                                                                                                                         BALANCE
03 Months or Less                           10,514                     40.52%                $77,026,483.37               13.40%


04 to 06 Months                              8,740                     33.68%               $181,985,003.67               31.66%


07 to 09 Months                              6,235                     24.03%               $229,186,187.84               39.87%


10 to 12 Months                                324                      1.25%                $57,756,110.43               10.05%


13 to 18 Months                                 85                      0.33%                $15,594,755.72                2.71%


More than 18 Months                             52                      0.20%                $13,296,864.17                2.31%



Total:                                      25,950                                          $574,845,405.20 (1)

(1)  Includes $724,020.80 of loan commitments

              AFCO GEOGRAPHIC CONCENTRATION - IDENTIFIED PORTFOLIO
                             AS OF JANUARY 31, 2001

STATES                                    AGGREGATE RECEIVABLES BALANCE                PERCENTAGE OF AGGREGATE
                                                                                            RECEIVABLES BALANCE
CALIFORNIA                                              $120,874,341.14                                  21.03%
TEXAS                                                    $59,547,446.94                                  10.36%
NEW YORK                                                 $44,018,167.98                                   7.66%
PENNSYLVANIA                                             $32,686,429.17                                   5.69%
FLORIDA                                                  $32,465,691.54                                   5.65%
NEW JERSEY                                               $26,312,576.07                                   4.58%
OHIO                                                     $18,305,097.06                                   3.18%
WASHINGTON                                               $16,599,535.33                                   2.89%
MASSACHUSETTS                                            $16,599,108.30                                   2.89%
GEORGIA                                                  $14,985,308.81                                   2.61%
TENNESSEE                                                $14,010,304.07                                   2.44%
ILLINOIS                                                 $13,843,635.84                                   2.41%
LOUISIANA                                                $12,471,307.79                                   2.17%
MICHIGAN                                                 $11,009,139.60                                   1.92%
MISSOURI                                                  $9,959,776.26                                   1.73%
COLORADO                                                  $9,752,703.65                                   1.70%
OREGON                                                    $8,492,044.51                                   1.48%
MISSISSIPPI                                               $8,175,769.74                                   1.42%
ARIZONA                                                   $8,132,083.24                                   1.41%
OKLAHOMA                                                  $7,802,345.84                                   1.36%
CONNECTICUT                                               $6,684,399.58                                   1.16%
ALABAMA                                                   $6,503,150.64                                   1.13%
VIRGINIA                                                  $6,476,915.91                                   1.13%
ALASKA                                                    $5,964,258.92                                   1.04%
KANSAS                                                    $5,714,882.45                                   0.99%
WEST VIRGINIA                                             $5,340,410.26                                   0.93%
KENTUCKY                                                  $5,096,817.74                                   0.89%
MARYLAND                                                  $4,652,164.82                                   0.81%
UTAH                                                      $4,224,978.50                                   0.73%
NEVADA                                                    $3,874,363.34                                   0.67%
SOUTH CAROLINA                                            $3,743,565.08                                   0.65%
IDAHO                                                     $3,665,267.33                                   0.64%
NORTH CAROLINA                                            $3,613,004.44                                   0.63%
INDIANA                                                   $3,369,233.90                                   0.59%
HAWAII                                                    $3,164,295.94                                   0.55%
ARKANSAS                                                  $2,975,451.66                                   0.52%
MINNESOTA                                                 $2,677,337.75                                   0.47%
WISCONSIN                                                 $2,240,321.26                                   0.39%
NEW HAMPSHIRE                                             $2,154,473.69                                   0.37%
NEBRASKA                                                  $1,623,075.55                                   0.28%
MAINE                                                     $1,138,892.37                                   0.20%
IOWA                                                      $1,114,482.86                                   0.19%
DISTRICT OF COLUMBIA                                        $889,485.93                                   0.15%
RHODE ISLAND                                                $742,523.32                                   0.13%
MONTANA                                                     $668,495.14                                   0.12%
WYOMING                                                     $267,016.67                                   0.05%
VIRGIN ISLANDS                                              $125,042.56                                   0.02%
SOUTH DAKOTA                                                 $86,329.21                                   0.02%
VERMONT                                                       $7,842.96                                   0.00%
NEW MEXICO                                                    $2,125.28                                   0.00%
NORTH DAKOTA                                                  $1,987.26                                   0.00%
DELAWARE                                                              0                                      0%
Total:                                                  $574,845,405.20 (1)                             100.00%


(1)  Includes $724,020.80 of loan commitments

                            LOAN LOSS EXPERIENCE (1)

                             (DOLLARS IN THOUSANDS)

                              IDENTIFIED PORTFOLIO

                                               ONE MONTH
                                             ENDED JANUARY 31,                         YEAR ENDED DECEMBER 31,
                                           2001            2000             2000          1999           1998          1997
                                           ----            ----             ----          ----           ----          ----
Average Outstanding                      $528,614        $496,128          $534,932      $527,470      $536,913      $562,229
Principal Balance(2)

Gross Charge-Offs                             120             191             1,924         2,756         3,010         1,002

Recoveries                                     42              63               757         1,185           804           102

Net Charge-Offs                                78             128             1,167         1,571         2,206           900

Net Charge Offs as a                         0.18% (3)       0.31% (3)         0.22%         0.30%         0.41%         0.16%
Percentage of Average
Aggregate Outstanding
Principal Balance


(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

(2) Based on the average beginning of the month balances.

(3) Calculated on an annualized basis.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION

                              IDENTIFIED PORTFOLIO

                                                   AT JANUARY 31,                           AT DECEMBER 31,
                                              ------------------------       --------------------------------------------
                                                  2001        2000              2000       1999       1998       1997
                                                  ----        ----              ----       ----       ----       ----
Number of days a loan remains
overdue after cancellation of the
related insurance policy
             31-89 days                           0.91%       0.89%             0.97%      0.95%      1.25%      1.17%
             90-270 days                          0.70%       0.81%             0.78%      0.69%      0.91%      0.93%
             Over 270 days (1)                    0.00%       0.00%             0.00%      0.00%      0.00%      0.00%
                                                  -----       -----             -----      -----      -----      -----
                 Total                            1.61%       1.70%             1.75%      1.64%      2.16%      2.10%
                                                  =====       =====             =====      =====      =====      =====

           (1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

                          ORIGINATORS' PORTFOLIO YIELD

                              IDENTIFIED PORTFOLIO

                             (DOLLARS IN THOUSANDS)

                                                    ONE MONTH
                                                  ENDED JANUARY 31,                          YEAR ENDED DECEMBER 31,
                                           -----------------------------     ------------------------------------------------------
                                                2001          2000                2000         1999         1998          1997
                                                ----          ----                ----         ----         ----          ----
Average Month Principal Balance (1)           $528,614      $496,128            $534,932     $527,470     $536,913      $562,229


Interest & Fee Income                            5,262         4,519              57,913       53,879       60,676        63,462


Average Revenue Yield on Outstanding             11.95% (3)    10.93% (3)          10.83%       10.21%       11.30%        11.29%
Principal Balance Receivables (2)

(1) Based on the average beginning of the month balances.

(2) Line 2 divided by line 1.

(3) Calculated on an annualized basis.